                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Polaroid Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

POLAROID
CORPORATION

NOTICE TO
POLAROID
RETIREMENT
SAVINGS PLAN
PARTICIPANTS
AND 2000 PROXY
STATEMENT

Polaroid Corporation
784 Memorial Drive
Cambridge, Massachusetts 02139

April 12, 2000

To Polaroid Employee Benefit Plan Participants:

This booklet contains important information to assist you in voting as a participant in the Polaroid Retirement Savings Plan, which includes the ESOP Fund and the Common Stock Fund. You should refer also to the Company's Annual Report for 1999 and the voting instructions card enclosed with this booklet.

The Company's Annual Meeting will be held on Tuesday, May 16, 2000 for the following purposes:

1. To elect eleven directors to serve until the next Annual Meeting of Stockholders.

2. To ratify the appointment of KPMG LLP as independent auditors of the Company for 2000, recommended by the Board of Directors.

3.  To conduct such other business as may properly come before the meeting.

State Street Bank is the Trustee for this stock and will vote at the Annual Meeting on your behalf. You have a right to instruct the Plan Trustee as a "named fiduciary" on how to vote your stock. These instructions are confidential. No one from Polaroid will know your decision. Subject to the Trustee's responsibilities under the plans, your shares and fractions of shares will be voted in accordance with your instructions received either electronically via the Internet or telephone, or on the enclosed voting instructions card. If voting instructions have not been received, your shares will be voted in the same proportion as the shares of other participants from whom instructions are received. Unallocated ESOP shares will be voted in the same proportion as the voting of shares allocated to ESOP participants' accounts.

Sincerely yours,
/s/ Neal D. Goldman

Neal D. Goldman
Vice President, General Counsel and Secretary

YOU MUST MAKE SURE YOUR VOTING INSTRUCTIONS ARE MAILED IN SUFFICIENT TIME TO BE RECEIVED BY NOON ON MAY 15, 2000. WE URGE YOU TO VOTE EITHER ELECTRONICALLY OR BY TELEPHONE, OR BY MARKING, SIGNING AND DATING THE ENCLOSED VOTING INSTRUCTIONS CARD AND RETURNING IT IN THE ENVELOPE PROVIDED NOT LATER THAN MAY 8, 2000.

POLAROID
CORPORATION
NOTICE OF
2000 ANNUAL
MEETING OF
STOCKHOLDERS
AND PROXY
STATEMENT

Polaroid Corporation
784 Memorial Drive
Cambridge, Massachusetts 02139

April 12, 2000

To Our Stockholders:

You are cordially invited to attend the Company's 2000 Annual Meeting on Tuesday, May 16, 2000, at 3:00 p.m. at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts--see map on back page).

The principal items of business will be the election of directors and the ratification of the appointment of independent auditors. I will also report on the progress of the Company during the past year and answer stockholder questions.

The vote of every stockholder is important. This year we are offering stockholders the opportunity to vote electronically via the Internet or by telephone. You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided, or by casting your vote electronically via the Internet or telephone by following the detailed instructions enclosed. Please note that casting your vote in advance will not prevent you from voting in person at the meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy or casting your vote electronically will be greatly appreciated.

Sincerely yours,

/s/ Gary T. DiCamillo

Gary T. DiCamillo
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING

To the Stockholders:

The Annual Meeting of Stockholders of Polaroid Corporation will be held on Tuesday, May 16, 2000, at 3:00 p.m. at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville, Massachusetts) for the following purposes:

1. To elect eleven directors to serve until the next Annual Meeting of Stockholders.

2. To ratify the appointment of KPMG LLP as independent auditors of the Company for 2000, recommended by the Board of Directors.

3.  To conduct such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 20, 2000 are entitled to vote at the meeting.

By order of the Board of Directors,

/s/ Neal D. Goldman

Neal D. Goldman
Vice President, General Counsel and Secretary

April 12, 2000

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE EITHER ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, OR BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY AND RETURNING IT PROMPTLY. THE ENVELOPE PROVIDED REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              POLAROID CORPORATION
                                PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Polaroid Corporation, 784 Memorial Drive, Cambridge, Massachusetts 02139 (the "Company") to be voted at the Annual Meeting of Stockholders of the Company on Tuesday, May 16, 2000, and any adjournment.

All holders of record of common stock of the Company as of the close of business on March 20, 2000, the record date, are entitled to vote at the meeting. As of that date, 44,718,874 shares of common stock of the Company were outstanding. Each share is entitled to one vote. A favorable vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote is required for the approval of each of the proposals described in this proxy statement.

If a proxy is signed and not revoked, or is voted via the Internet or telephone, the shares it represents will be voted in accordance with the instructions of the stockholder. Proxies indicating stockholder abstentions will, in accordance with Delaware law, be counted as represented at the meeting for purposes of determining whether there is a quorum present, but will not be voted for or against the proposal. However, the effect of marking a proxy for abstention on any proposal other than for the election of directors has the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter.

A stockholder may sign and return a proxy or vote via the Internet or telephone without instructions as to one or more proposals. If the shares represented by the proxy are not held by a broker, the shares will be voted on those proposals in accordance with the recommendations of the Board. If the shares are held by a broker and the broker in turn submits a proxy covering the shares, the shares will, with respect to issues on which the broker is empowered to act, be counted as present at the meeting and voted in accordance with any instructions the broker may give. If a stockholder submits a proxy without such instructions, the shares will be voted with respect to those issues in accordance with the recommendations of the Board.

At any time before a proxy is voted it may be revoked by the stockholder by whom it was submitted.

For participants in the Company's Automatic Dividend Reinvestment Plan, proxies representing shares of common stock held of record will also represent shares held under that plan.

The approximate date on which this proxy statement and proxy are first being sent to stockholders is April 12, 2000.

ELECTION OF DIRECTORS

At the Annual Meeting, eleven directors will be elected to hold office until the next Annual Meeting and until their respective successors are elected and qualify. All nominees have consented to be named in this proxy statement and to serve if elected.

All nominees except Mr. Bernazzani and Mr. Poe were elected directors at the last Annual Meeting.

The following information is submitted respecting the nominees for election:

                        Gary T. DiCamillo, 49, has been a director since 1995. He is
                        Chairman and Chief Executive Officer of the Company. Prior
                        to joining the Company in 1995 he was employed at Black &
                        Decker Corporation (a global marketer and manufacturer of
Photo of                products for consumer and commercial applications). He is
Gary T.                 also a director of Pella Corporation, Sheridan Group, and
DiCamillo               Whirlpool Corporation.

                        Stephen A. Bernazzani, 49, has been a director since
Photo of                January 2000. Since 1998 he has been a Senior Engineer for
Stephen A.              the Company. From 1995 to 1998 he was an Advanced Engineer
Bernazzani              for the Company.

                        Dr. Ralph E. Gomory, 70, has been a director since 1993. He is President of the Alfred P. Sloan Foundation (a
  Photo of              philanthropic foundation) and has held that position since
  Ralph E.              1989. He is also a director of Ashland, Inc., Lexmark
  Gomory                International, Inc., and Washington Post Company.

                        Stephen P. Kaufman, 58, has been a director since 1997. He is Chairman and Chief Executive Officer of Arrow
                        Electronics, Inc. (a distributor of semiconductors, computer peripherals and components). From 1986 until mid 1999 he was
                        President and Chief Executive Officer. He is currently a
  Photo of              director of Harris Corporation and has been Chairman of the
  Stephen P. Kaufman    Board of Arrow Electronics, Inc. since 1994.

                        John W. Loose, 58, has been a director since 1994. On
                        January 1, 2000 he was named President and Chief Operating
                        Officer, Corning, Incorporated (a manufacturer of advanced glass materials and components). From 1996 to 1999 he was
                        President, Corning Communications, Corning, Incorporated.
                        From 1993 to 1996 he was Executive Vice President, Corning,
  Photo of              Incorporated and also President and CEO, Corning Consumer
  John W.               Products Company. He is also a director of Corning,
  Loose                 Incorporated.

                        Albin F. Moschner, 47, has been a director since 1994. Since
                        October 1999 he has been President and Chief Executive
                        Officer of OnePoint Services, L.L.C. (a telecommunications company). From 1997 to 1999 he was President and Chief
                        Executive Officer of MilleCom, Inc. (an Internet-based
                        communications company). From 1996 to 1997 he was Vice
                        Chairman of DIBA Inc. (a computer software company). From
                        1995 to 1996 he was President and Chief Executive Officer of
                        Zenith Electronics (a TV manufacturer). From 1993 to 1995 he was President and Chief Operating Officer, Zenith
  Photo of              Electronics. He is also a director of Pella Corporation,
  Albin F.              Vision Solutions Inc., Wintrust Financial Corporation, and
  Moschner              OnePoint Services, L.L.C.

                        Alfred Poe, 51, has been a director since January 2000. From
                        1997 through 1999 he was Chief Executive Officer of
                        MenuDirect Corporation (a division of B&G Foods and a
                        provider of specialty meals for people on restricted diets).
                        From 1991 to 1996 he was Corporate Vice President, Campbell
                        Soup Company (a manufacturer and marketer of convenience
Photo of                food products). From 1993 through 1996 he was the President
Alfred                  of Campbell's Meal Enhancement Group. He is currently a
Poe                     director of State Street Bank Holding Co.

                        Dr. Ralph Z. Sorenson, 66, has been a director since 1984.
                        Since 1993 he has been Professor Emeritus, University of
  Photo of              Colorado. He is also a director of Eaton Vance Corporation,
  Ralph Z.              Exabyte Corporation, Houghton Mifflin Company, and Whole
  Sorenson              Foods Market, Inc.

                        Carole F. St. Mark, 57, has been a director since 1998.
                        Since 1997 she has been President of Growth Management, LLC,
                        (a business development and strategic management company).
                        From 1994 to 1997 she was President and Chief Executive
                        Officer of Pitney Bowes Business Services, a unit of Pitney
  Photo of              Bowes, Inc. She is currently non-executive director of Royal
  Carole F.             and SunAlliance Insurance Group PLC, and a director of
  St. Mark              SuperValu, Inc. and Gerber Scientific, Inc.

                        Bernee D. L. Strom, 52, has been a director since 1996.
                        Since January 2000 she has been President of InfoSpace.com
                        Ventures, LLC (the venture capital arm of
                        InfoSpace.com, Inc.). From 1998 through 1999 she was
                        President and Chief Operating Officer of InfoSpace.com, Inc.
                        (a global provider of information and commerce
                        infrastructure services for wireless devices and web sites).
                        From 1997 to 1998 she was President and Chief Executive
                        Officer of The Strom Group (an investment and business
                        advisory firm). From 1995 to 1997 she was President and
                        Chief Executive Officer of USA Digital Radio Partners, LP (a
                        communication and technology company). She is also a
                        director of InfoSpace.com, Inc., Hughes Electronics,
                        ImageX.com, and a member of the Board of Advisors of the
  Photo of              J. L. Kellogg Graduate School of Management of Northwestern
  Bernee D. L. Strom    University.

                        Alfred M. Zeien, 70, has been a director since 1985. He has been retired since April 1999. From 1991 to 1999, he was
                        Chairman of the Board and Chief Executive Officer of The
                        Gillette Company (a manufacturer of consumer products). He
  Photo of              is also a director of EMC Corporation, The Gillette Company,
  Alfred M.             Massachusetts Mutual Life Insurance Company, and Raytheon
  Zeien                 Company.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information with respect to shares of common stock owned by beneficial owners of more than 5% of the outstanding common stock of the Company as of December 31, 1999 and (i) the CEO and the four other most highly compensated executive officers of the Company during 1999;
(ii) each director of the Company; and (iii) all directors and executive officers as a group as of January 14, 2000, unless otherwise noted. Individuals have sole voting and investment power with regard to the stock unless otherwise indicated in the footnotes.

                                                      Common Stock                  Percent of
Name                                            Beneficially Owned(1)(2)              Class
----------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS
Gary T. DiCamillo                                        450,704(3)                       1%
Judith G. Boynton                                         53,242(4)                       *
Thomas M. Lemberg                                         67,342                          *
William J. O'Neill, Jr.                                   77,968                          *
Brian D. Poggi                                            37,076                          *
Stephen A. Bernazzani                                      2,959                          *
Dr. Ralph E. Gomory                                       20,366                          *
Stephen P. Kaufman                                         6,456                          *
John W. Loose                                             14,166                          *
Albin F. Moschner                                         19,421                          *
Alfred Poe                                                     0                          *
Dr. Ralph Z. Sorenson                                      9,366                          *
Carole F. St. Mark                                         2,978                          *
Bernee D. L. Strom                                         8,516                          *
Alfred M. Zeien                                           39,166                          *
All directors and executive officers as a
  group (21 persons)                                     949,820                          2%

FIVE PERCENT OWNERS
State Street Bank and Trust Company
  225 Franklin Street
  Boston, Massachusetts 02110                          7,364,287(5)                    16.5%
Mellon Financial Corporation
  One Mellon Bank Center
  500 Grant Street
  Pittsburgh, Pennsylvania 15258-0001                  3,764,273(6)                     8.4%
Massachusetts Financial Services Company
  ("MFS")
  500 Boylston Street, 15th Floor
  Boston, Massachusetts 02116                          3,045,971(7)                     6.8%
----------------------------------------------------------------------------------------------

*   Less than 1%

(1) The number of shares set forth opposite the name of each director or executive officer includes the following numbers of shares obtainable upon the exercise of stock options under the Polaroid Stock Incentive Plan or the Board of Directors Stock Option Plan within 60 days of January 14, 2000 (March 14, 2000): 392,250 for Mr. DiCamillo; 22,084 for Ms. Boynton; 61,884
    for Mr. Lemberg; 62,800 for Mr. O'Neill; 30,687 for Mr. Poggi; and 8,000 shares for each other director (with the exception of Ms. Strom who holds 5,250 options which are exercisable, Mr. Kaufman who holds 3,000 options which are exercisable, Ms. St. Mark who holds 750 options which are exercisable, and Mr. Bernazzani and Mr. Poe who each hold 0 options which are exercisable), and 726,279 for all directors and executive officers as a group.

(2) Includes the following numbers of allocated shares under the Polaroid Retirement Savings Plan: 582 for Mr. DiCamillo; 2,959 for Mr. Bernazzani; 609 for Ms. Boynton; 573 for Mr. Lemberg; 6,845 for Mr. O'Neill; 4,024 for Mr. Poggi; and 15,592 for all directors and named executive officers as a group.

(3) Includes 5,000 shares of restricted stock as to which Mr. DiCamillo has sole voting power. Mr. DiCamillo disclaims beneficial ownership of 8,000 unrestricted shares held in trust for his children under the Uniform Gifts to Minors Act.

(4) Includes 10,000 shares of restricted stock issued pursuant to Ms. Boynton's employment contract (see Footnote (2) to Summary Compensation Table).
    Ms. Boynton elected to defer receipt of these shares pursuant to the Polaroid Elective Deferred Compensation Plan. No actual shares have been issued to Ms. Boynton's account under the Plan and there are no voting rights. These shares are therefore being treated as Phantom Stock Units.

(5) As reported on the State Street Bank and Trust Company Schedule 13G, State Street Bank and Trust Company beneficially owned 7,364,287 shares as trustee of the Polaroid Retirement Savings Plan. State Street also held 868,465 shares in various other fiduciary capacities, with sole voting power for 822,836 shares, shared voting power for 99 shares, sole investment power for 851,273 shares and shared investment power for 17,192 shares.

(6) As reported on Mellon Financial Corporation Schedule 13G, Mellon Financial Corporation and its subsidiaries hold such shares in various fiduciary capacities and have sole power to vote or to direct the vote over 2,838,994 shares, shared power to vote or to direct the vote over 164,200 shares, sole power to dispose or to direct the disposition over 3,233,863 shares and shared power to dispose or to direct the disposition of 496,397 shares.

(7) As reported on MFS Amended Schedule 13G, MFS has sole power to vote or direct the vote over 2,917,071 shares, no shared power to vote or to direct the vote over any shares, sole power to dispose or to direct the disposition over 3,045,971 shares and no shared power to dispose or to direct the disposition of any shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Committee memberships set forth below are effective as of January 14, 2000:

The EXECUTIVE COMMITTEE, which met four times in 1999, may meet between scheduled meetings of the Board of Directors, and has the authority to exercise all the powers of the Board except as to matters for which Board action is specifically required by law or the Company's by-laws. Members are: Gary T. DiCamillo (Chairman), Dr. Ralph E. Gomory, John W. Loose, Albin F. Moschner, and Alfred M. Zeien.

The AUDIT COMMITTEE, which met four times in 1999, monitors the adequacy and effectiveness of the internal and external audit functions, the system of internal accounting controls, financial accounting and reporting, and the adequacy and effectiveness of systems for ensuring compliance with federal, state and local laws and regulations. Members are: Dr. Ralph E. Gomory (Chairman), John W. Loose, Carole F. St. Mark, and Alfred Poe.

The FINANCE COMMITTEE, which met six times in 1999, is responsible for the issuance or purchase of equity securities and credit facilities, approval of capital expenditures and third party guarantees in excess of $10 million, and approval of all material contracts relating to financing matters. Members are:
Albin F. Moschner (Chairman), Stephen A. Bernazzani, Dr. Ralph E. Gomory, Stephen P. Kaufman, and Bernee D. L. Strom.

The HUMAN RESOURCES COMMITTEE, which met six times during 1999, recommends to the Board of Directors the remuneration of the Company's officers and other senior personnel, administers the Company's stock compensation plans, and proposes the adoption of various employee benefit plans in which directors, officers and senior personnel are eligible to participate. Members are: John W. Loose (Chairman), Albin F. Moschner, Dr. Ralph Z. Sorenson, Bernee D. L. Strom, and Alfred M. Zeien.

The COMMITTEE ON DIRECTORS, which met one time in 1999, recommends nominees to the Board of Directors, determines the size and composition of the Board and the criteria for nominees and members, and provides guidance with respect to the Board's effectiveness. The Committee will consider director nominations made by the Company's stockholders. Stockholder recommendations must be in writing, addressed to the Corporate Secretary at the address set forth at the beginning of this proxy statement, and should include a statement describing the qualifications and experience of the proposed candidate and the basis for nomination. Members are: Alfred M. Zeien (Chairman), Stephen P. Kaufman, Carole
F. St. Mark, and Dr. Ralph Z. Sorenson.

The COMMITTEE OF OUTSIDE DIRECTORS, which met one time during 1999, considers matters of corporate governance, including such matters suggested by any of its own members. Members are the non-employee directors: Alfred M. Zeien (Chairman), Dr. Ralph E. Gomory, Stephen P. Kaufman, John W. Loose, Albin F. Moschner, Alfred Poe, Dr. Ralph Z. Sorenson, Carole F. St. Mark, and Bernee D. L. Strom.

During 1999, the average attendance of directors at meetings of the Board of Directors was 88%. All current directors attended 75% or more of the aggregate of the meetings of the Board and meetings of Committees of the Board on which they served, except Dr. Gomory, whose attendance was 70%.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Directors' fees are paid only to directors who are not employees of the Company. Each such director standing for re-election is paid a retainer of $35,000 per year, of which $15,000 is granted as unrestricted common stock. This stock grant is based on the fair market price of common stock on May 1st of each year. Other compensation paid to directors includes $5,000 per year for the Chairperson of each Committee, $1,500 for each Board or Committee meeting a director attends; and may include, from time to time, a small additional fee for consultations with management.

Pursuant to the terms of the Polaroid Board of Directors Stock Option Plan, a one-time grant of an option to purchase 3,000 shares of common stock was made to each non-employee director on April 24, 1990, or, if later, the date the director joined the Board. Options are valued at the fair market value on the date of grant. In addition, a one-time grant of an option to purchase 2,000 shares of common stock was awarded to each non-employee director who was a director on July 25, 1995.

Polaroid has had a Board of Directors Retirement Plan for each retired non-employee director who has served for at least five years. This plan is available to current retirees. Future accruals under this plan have now ceased. In its place, under the Board of Directors Stock Plan, members of the Board of Directors receive annual stock option grants on May 1st of each year valued at $35,000 which vest one year from the grant date and are exercisable for ten years from date of grant.

BOARD PROPOSAL--TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

Subject to stockholder ratification, the Board of Directors has appointed KPMG LLP as the independent auditors of the financial statements of the Company for 2000.

KPMG LLP has performed audit and non-audit services for the Company for many years. Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions. If the appointment of KPMG LLP is not approved by the shareholders, or KPMG LLP ceases to act as the Company's independent accountants, the Board will appoint other independent accountants. The engagement of new accountants for periods following the year 2001 Annual Meeting will be subject to ratification by the stockholders at that meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS BOARD PROPOSAL.

EXECUTIVE COMPENSATION
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Human Resources Committee (the "Committee") of the Board of Directors acts as the compensation committee of the Company. The Committee is comprised entirely of Board members who are independent, non-employee directors of the Company. None of the members of the Committee receives remuneration from the Company other than for his/her capacity as a director. The Committee is responsible for the Company's executive compensation policies and practices and for the actual pay structure for the executive officers of the Company. It also makes recommendations to the Board of Directors on the compensation paid to the CEO. The Board of Directors has final approval on the CEO's compensation package.

COMPENSATION PHILOSOPHY

One of the essential elements of the Company's compensation policy is to align the interests of the CEO, executive officers and key employees with the interests of stockholders. This objective is being achieved in two ways. First, the compensation program is designed to attract and retain outstanding executives and to motivate these individuals to achieve superior levels of performance and thereby maximize stockholder value. The total compensation package is designed to provide a significant percentage of executive compensation through variable programs such as the bonus plan and stock based long-term incentive programs, which link executive rewards to long-term shareholder rewards. The variable proportion of an executive's compensation opportunity increases at each higher level of management. The Committee believes that the current executive compensation program, which promotes rewards based on enhancement in stockholder value, will contribute to the Company's success.

Second, stock ownership guidelines developed by the Board of Directors require the CEO to own common stock valued at five times base pay, corporate officers at three times base pay, and other executives at one times base pay. Over the past year, the CEO and corporate officers continued to make progress toward meeting these guidelines.

In designing the executive compensation program, the Committee considers the following basic compensation components: base salary, annual bonuses and long-term incentive opportunities. The Committee reviews the compensation standards of a group of ten comparison companies. The companies included in the comparison group represent a cross-section of general industry, with a focus on consumer products companies. Two of those companies are included in the industry index used by the Company in the Performance Graph at the end of this booklet. The Committee uses an average of the comparison group's compensation information to provide a basis for comparison. An independent consultant provides the comparative data, which is based on annual sales volumes.

COMPONENTS OF COMPENSATION

BASE SALARY. In 1999 the base salary range for each executive officer was established by considering their position, the Company's assessment of the importance of the position to achieving the long-term performance objectives of the Company and the base salaries of executives in the Company's comparison group. An actual salary was then determined based on individual performance. The base salary for the CEO and each named executive officer remains comparable with the average base salaries of executive officers in similarly held positions in the Company's comparison group.

While the CEO's salary is periodically reviewed by the Board and is consistent with the Compensation Philosophy, a significantly higher proportion of the CEO's total compensation is based on the achievement of corporate performance objectives designed to produce long-term growth in stockholder value.

ANNUAL BONUS AWARDS. The CEO, named executives, and other executives are eligible for annual cash bonuses pursuant to the Polaroid Incentive Plan for Executives. The key factor for determining whether an award will be paid under this plan is Economic Value Added (EVA[RegTM]). EVA[RegTM] is a financial metric that is calculated using profits of the business less a charge for the use of the capital employed to generate those profits. The EVA[RegTM] targets and thresholds are determined by the Board.

The bonus award pool is comprised of two basic components: a corporate EVA[RegTM] component and a business area (region or division) EVA[RegTM] component. For the CEO and other executives who are not assigned to a specific business area, the bonus pool is determined based solely upon achieving a corporate EVA[RegTM] target. In addition, an award may be increased or decreased based upon an executive's individual performance. The bonus opportunity for each named executive officer and the CEO was comparable with the bonus opportunity of executive officers in similarly held positions in the Company's comparison group. In 1999 the corporate EVA[RegTM] bonus entry targets were achieved and special bonus awards were granted to some corporate officers.

LONG-TERM INCENTIVES. The Company's long-term incentive programs are comprised of stock and performance awards. Pursuant to the Company's Stock Incentive Plan, executives may receive common stock-based incentive awards as determined by the Committee. Stock-based awards provide incentives for executives for improvements in shareholder value. The Committee seeks to align the economic interests of senior management with the Company's stockholders by increasing the equity interest of its executives. The Plan provides for this through options and performance share awards.

Most executive awards under this Plan are options. The Company issues options at fair market value on the date of grant, and the executive receives compensation from the grant only if the stock appreciates in value. The primary factors the Committee considers in making option awards are: (i) the executive's level of responsibility in the Company, (ii) industry standards and norms as reflected in the practices of the Company's comparison group, (iii) the anticipated value of the executive's contributions to the long-term growth of the Company, and
(iv) the size of the option pool.

A supplemental stock option grant was issued in June of 1999. The grant was not part of the annual compensation process. This grant was awarded to some officers and executives to recognize performance and skills critical to the Company's future. The 1999 grants for the named executive officers under this Plan are set forth below in the table captioned "Option/SAR Grants in 1999."

------------------------

EVA[RegTM] is a registered trademark of Stern Stewart & Co.

Additionally, officers and a limited number of senior executives are eligible to receive performance share awards. These awards are tied to the achievement of specific financial metrics critical to the long-term success of the Company. Performance is measured over a three-year period and is based on improvements in revenue and Return on Net Assets (RONA). No awards are granted unless both threshold performance targets are reached. In making these grants to the select group of officers and senior executives, adjustments have been made to the size of their option awards to keep their overall long-term incentives in line with the Company's comparison group. Shares will be issued pursuant to the awards that came due at the end of 1999 at approximately target since the performance targets for 1999 were met.

For the named executive officers and the CEO, the value of the Company's long-term incentives is comparable with those incentives for executives in similarly held positions of the Company's comparison group. Other perquisites include the Executive Life Insurance Program and the Elective Deferred Compensation Plan.

The Committee has studied the provisions of Section 162(m) of the Code, which limits the deductibility of executive compensation in excess of $1,000,000 per year. Future options granted under the 1993 Polaroid Stock Incentive Plan have been structured to be exempt from the deduction limit. The $1,000,000 limit was exceeded for the CEO.

Submitted by the Human Resources Committee:

    John W. Loose, Chairman
    Albin F. Moschner
    Dr. Ralph Z. Sorenson
    Bernee D. L. Strom
    Alfred M. Zeien

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the CEO and the four other most highly compensated executive officers in 1999.

                                                                                        Long-term
                                                  Annual Compensation                  Compensation
                                          -----------------------------------   --------------------------
                                                                    Other       Restricted                        All
                                                                   Annual         Stock          Stock           Other
                                           Salary     Bonus     Compensation      Awards     Options/SARs    Compensation
Name and Position                Year       ($)        ($)         ($)(1)         ($)(2)        (#)(3)          ($)(4)
--------------------------------------------------------------------------------------------------------------------------
G. T. DiCamillo                  1999     785,010    795,000             0             0        295,000         61,946
Chairman and Chief               1998     715,008          0             0             0        269,500         52,981
Executive Officer                1997     650,004          0             0             0         60,000              0
--------------------------------------------------------------------------------------------------------------------------
J. G. Boynton                    1999     386,543    400,000             0             0         80,000         29,698
Executive Vice President         1998     249,041    225,000       120,159       186,900         75,000         16,732
and Chief Financial Officer      1997           0          0             0             0              0              0
--------------------------------------------------------------------------------------------------------------------------
T. M. Lemberg                    1999     327,318    116,000             0             0         50,000         24,924
Senior Vice President            1998     310,002     30,000             0             0         41,500         20,820
Global Alliances                 1997     287,502     75,000             0             0         60,400              0
--------------------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.               1999     364,625    180,000        61,680             0        101,000         27,907
Executive Vice President         1998     347,313          0        63,373             0         49,000         23,726
Corporate Business               1997     336,258          0        64,491             0         12,000         81,654
Development
--------------------------------------------------------------------------------------------------------------------------
B. D. Poggi                      1999     270,009    215,000       118,072             0         30,000         20,388
Senior Vice President            1998     204,617          0        11,462             0         22,000         61,979
Sales and Marketing              1997     184,071          0       117,240             0          5,000         44,511
North America
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Amounts shown in this column for all years include dividend equivalents paid under the OCEP and the Polaroid Stock Incentive Plans to each named executive, except for Ms. Boynton the amount in 1998 represents relocation expenses and for Mr. Poggi the amounts in 1997 and 1999 include relocation expenses.

(2) As of December 31, 1999, Mr. DiCamillo held 5,000 shares of unvested restricted stock, valued at $94,050, based on the closing stock price of $18.81 at year-end.

    In 1998, Ms. Boynton's employment agreement included an award of 10,000 shares of restricted stock that vest at the rate of 2,500 shares per year as long as she is employed by the Company. Ms. Boynton elected to defer receipt of these shares pursuant to the Polaroid Elective Deferred Compensation Plan. No actual shares have been awarded to Ms. Boynton's account under the Plan and there are no voting rights in respect thereof. These shares are therefore being treated as Phantom Stock units. Ms. Boynton's account under the Plan will, however, be credited for the equivalent of the dividends paid on the underlying shares.

(3) For 1999, Mr. O'Neill received an award of 101,000 units under the Phantom Stock Plan. The award was issued to replace equivalent stock option awards previously granted and has the same vesting and exercise prices associated with it as the original stock option grants (see employment contract discussion in the back of this booklet).

    For 1998, includes an award of 20,000 units received by Mr. DiCamillo under the Phantom Stock Plan, which vests at the rate of 25% over a period of four years beginning on October 27, 1998 and expires ten years from date of issue, assuming continued employment. The award, which is treated as the equivalent of a stock appreciation right for purposes hereof, provides a cash benefit equal to the incremental increase in stock price on the date Mr. DiCamillo elects to receive these units from the issue price of $24.69, which produced a negative number at year end.

(4) For 1997, the amounts shown in this column include the value of shares of common stock allocated in the Retirement Savings Plan (RSP) and the value of units allocated to participants under the OCEP. For 1998 and 1999, the amounts shown include the value of shares of common stock allocated in the RSP and amounts allocated to participants under the Elective Deferred Compensation Plan (EDCP), except for Mr. Poggi the amount includes a special overseas allowance in 1998. The value of the shares or units was calculated by using a year-end closing price of $18.81 per share of common stock for 1999, $18.69 per share of common stock for 1998, and $48.69 for 1997. For 1999, the amounts represent $11,946 RSP and $50,000 EDCP for Mr. DiCamillo; $11,575 RSP and $18,123 EDCP for Ms. Boynton; $11,539 RSP and $13,385 EDCP for Mr. Lemberg; $11,537 RSP and $16,370 EDCP for Mr. O'Neill, and $11,587 RSP and $8,801 EDCP for Mr. Poggi. For 1998, the amounts represent $8,580 RSP and $44,401 EDCP for Mr. DiCamillo; $9,609 RSP and $7,123 EDCP for
    Ms. Boynton; $8,820 RSP and $12,000 EDCP for Mr. Lemberg; $8,741 RSP and $14,985 EDCP for Mr. O'Neill; and $9,186 RSP and $3,569 EDCP for Mr. Poggi.

OPTION/SAR GRANTS IN 1999

The following table sets forth information concerning stock options and stock appreciation right (SAR) equivalents granted in 1999 under the 1993 Polaroid Stock Incentive Plan to the CEO and the four other most highly compensated executive officers.

                                               Individual Grants
----------------------------------------------------------------------------------------------------------------
                                      Percent of Total
                         Options/       Options/SARs
                           SARs          Granted to      Exercise or    Market Price                 Grant Date
                         Granted         Employees       Base Price    on Grant Date    Expiration     Present
Name                      (#)(1)       in Fiscal Year      ($/Sh)        ($/Sh)(2)         Date      Value $(3)
----------------------------------------------------------------------------------------------------------------
G. T. DiCamillo          295,000            21.2           25.875          25.875        6-29-09      3,640,300
----------------------------------------------------------------------------------------------------------------
J. G. Boynton             80,000             5.8           25.875          25.875        6-29-09        987,200
----------------------------------------------------------------------------------------------------------------
T. M. Lemberg             50,000             3.6           25.875          25.875        6-29-09        617,000
----------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.             0                                                                              0
----------------------------------------------------------------------------------------------------------------
B. D. Poggi               30,000             2.2           25.875          25.875        6-29-09        370,200
----------------------------------------------------------------------------------------------------------------

(1) See note (3) above.

(2) All grants (i) were made at the fair market value of the stock on the date of the grant; (ii) vest 33 1/3% per year normally beginning on the first anniversary of the grant date; (iii) will terminate ten years from the grant date, or earlier if there is a separation of service (including termination, retirement and death); (iv) accelerate to full vesting upon a change in control or death, and (v) for awards issued prior to September, 1999, accelerate to full vesting upon retirement at age 65 or older with ten years of service, or retirement before age 65 with age and service equal to at least 90.

(3) Option valuations are based on the Black-Scholes option pricing model using various assumptions regarding common stock price volatility, future dividend yield and interest rates. In calculating the grant date present values for the options with expiration dates of June 29, 2009 set forth in the table above: (i) a factor of 44.29% has been assigned to the volatility of the common stock, based on daily stock market quotations for the 12 months preceding the date of grant; (ii) the yield on the common stock has been set at 2.32% based upon its annual dividend rate of $.60 per share at date of grant; (iii) the risk-free rate of return has been fixed at 5.9%, the rate for a ten-year U.S. Treasury Note with a maturity date corresponding to that of the option term; and (iv) the actual option term to the expiration date has been used.

    The actual value that an executive may realize, if any, will depend on the amount by which the common stock price at the time of exercise exceeds the exercise price. There is no assurance that the value realized by an executive will equal or approximate the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

The following chart shows the number of shares obtained by stock option exercise in 1999 and the number of shares covered by both exercisable (vested) and unexercisable (unvested) stock options as of December 31, 1999.

                                                                Number of               Value of Unexercised
                                                           Unexercised Options          In-the-money Options
                           Shares                            as of 12/31/99           as of 12/31/99 ($)(1)(2)
                         Acquired on       Value       ---------------------------   ---------------------------
Name                    Exercise (#)    Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------
G. T. DiCamillo               0              0           356,125        498,375           0              0
----------------------------------------------------------------------------------------------------------------
J. G. Boynton                 0              0            22,084        132,916           0              0
----------------------------------------------------------------------------------------------------------------
T. M. Lemberg                 0              0            55,259         96,641           0              0
----------------------------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.            0              0            62,800              0           0              0
----------------------------------------------------------------------------------------------------------------
B. D. Poggi                   0              0            26,437         49,666           0              0
----------------------------------------------------------------------------------------------------------------

(1) Aggregate fair market value underlying unexercised options at the year-end price of the common stock of $18.81, less the exercise price.

(2) As of December 31, 1999, the options set forth in this table had no value because at that date the market value of the underlying shares was below the option price.

LONG-TERM INCENTIVE AWARDS
PERFORMANCE SHARES

                                                             Estimated Future Payouts (Shares)
                           Number of    Performance Period   ----------------------------------
Name                      Shares (1)       Until Payout      Threshold     Target     Maximum
-----------------------------------------------------------------------------------------------
G. T. DiCamillo             23,000         1997 - 1999        11,500.0    23,000.0    34,500.0
                            28,000         1998 - 2000        14,000.0    28,000.0    42,000.0
                            35,000         1999 - 2001        17,500.0    35,000.0    52,500.0
                            46,000         2000 - 2002        23,000.0    46,000.0    69,000.0
-----------------------------------------------------------------------------------------------
J. G. Boynton                4,000         1997 - 1999         2,000.0     4,000.0     6,000.0
                             4,000         1998 - 2000         2,000.0     4,000.0     6,000.0
                            13,000         1999 - 2001         6,500.0    13,000.0    19,500.0
                            10,000         2000 - 2002         5,000.0    10,000.0    15,000.0
-----------------------------------------------------------------------------------------------
T. M. Lemberg                3,450         1997 - 1999         1,725.0     3,450.0     5,175.0
                             3,575         1998 - 2000         1,787.5     3,575.0     5,362.5
                             8,000         1999 - 2001         4,000.0     8,000.0    12,000.0
                             6,000         2000 - 2002         3,000.0     6,000.0     9,000.0
-----------------------------------------------------------------------------------------------
W. J. O'Neill, Jr.           4,050         1997 - 1999         2,025.0     4,050.0     6,075.0
                             4,175         1998 - 2000         2,087.5     4,175.0     6,262.5
                             8,000         1999 - 2001         4,000.0     8,000.0    12,000.0
                                 0         2000 - 2002               0           0           0
-----------------------------------------------------------------------------------------------
B. D. Poggi                  2,500         1997 - 1999         1,250.0     2,500.0     3,750.0
                             3,000         1998 - 2000         1,500.0     3,000.0     4,500.0
                             5,000         1999 - 2001         2,500.0     5,000.0     7,500.0
                             7,000         2000 - 2002         3,500.0     7,000.0    10,500.0
-----------------------------------------------------------------------------------------------

(1) Number of shares underlying the grant, assuming target is achieved. These awards are tied to the achievement of specific financial metrics critical to the long-term success of the Company. Performance is based on improvements in revenue growth and Return on Net Assets (RONA). No awards are granted unless both threshold performance targets are reached. In making these grants to the select group of officers and senior executives, adjustments have been made to the size of their option awards to keep their overall long-term incentives in line with the Company's comparison group.

PENSION PLAN

The Polaroid Pension Plan is a defined benefit plan qualified under the rules of the Internal Revenue Code of 1986, as amended, ("Code"), which provides a pension benefit to all eligible employees, including officers. The Plan has a five-year vesting provision. To the extent that any participant's benefit exceeds limitations imposed by the Code, the excess benefits are paid out of unfunded supplementary plans.

Effective January 1, 1998 the Polaroid Pension Plan was amended to include a cash balance feature for its eligible employees. Under the cash balance feature, pension benefits for eligible employees are determined by multiplying the employee's eligible wages for the period by an annual earning rate of 4.5% for the first seven years of employment; 6% for the next eight years of employment; and 8% for all remaining years of employment. This benefit is credited quarterly by the Company and interest is also provided to the accrued benefit. At the participant's election, the accumulated, vested account balance is payable in one lump sum or in a series of annuity payments. The opening account balance under the cash balance feature was determined by multiplying the participant's 1997 Compensation (as defined below) by the participant's applicable annual earning rate for each year of the participant's years of credited benefit accrual.

The cash balance formula is the primary manner for calculating the pension benefit. However, there is a ten-year transition benefit based upon the final average pay formula. A participant is eligible to receive this transition benefit if he or she was an active employee on January 1, 1998 with (i) an age of at least 45 and fifteen years of service, or (ii) an age of at least 55 with at least five years of service and a combined age and service factor of at least 65.

An estimated annual retirement benefit, payable at age 65, using the cash balance formula and based on projected current compensation and continued employment for the named executives, is as follows: for Mr. DiCamillo $415,000; for Ms. Boynton $382,000; for Mr. Lemberg $56,000; and for Mr. Poggi $215,000.

Mr. O'Neill was eligible for the transition benefit, and his pension was calculated using the final average compensation formula. Final average compensation is a participant's average annual compensation for the five consecutive highest compensation years in the participant's last ten years of employment. Based on that value and a social security offset, a formula produces an annual crediting amount, which is multiplied by the participant's years of pension service to determine their annual benefit. Upon his retirement, Mr. O'Neill's age 65 annual benefit was $184,414, which he elected to receive in a single lump sum payment.

Under the terms of his employment agreement, Mr. DiCamillo is entitled to the greater of the benefit calculated under the final average pay formula (referred to as the transitional pension benefit) or the cash balance benefit as determined pursuant to the Company's pension plan. For purposes of both formulas, Mr. DiCamillo is credited with two years of benefit service for each of his first ten years of service. The transitional pension benefit is frozen at December 31, 2007 levels, at which time Mr. DiCamillo will have 22 years of credited service. Although the formula that produces the greater benefit for Mr. DiCamillo will depend on his pay increases, bonus history and retirement age, the projected age 65 benefit shown above based on current pay levels is greatest under the cash balance formula.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934--FORM 3 AND 4 REPORTING OBLIGATION

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, named officers and persons who beneficially own more than ten percent (10%) of any class of the Company's equity securities ("Reporting Persons") to file certain reports concerning their beneficial ownership of the Company's equity securities. Mr. Carl L. Lueders, Vice President and Controller, inadvertently filed his Form 4 after the November 10, 1999 deadline. The Company believes that during 1999 all other Reporting Persons complied with their
Section 16(a) filing obligations.

THE POLAROID EXTENDED SEVERANCE PLAN

The Extended Severance Plan is established for all employees of the Company who may be adversely affected following a change in control of the Company. The Extended Severance Plan becomes operative upon certain events effectively constituting a change in control of the Company. Such events (the date on which any such event occurs is referred to as a "Trigger Date" in this plan and "Change in Control" in the employment agreements referenced in the section below) include: (i) a change in control within the meaning of certain federal securities laws; (ii) a specified change in composition of the Company's Board of Directors within two years following the acquisition by a person or group (other than a subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries) of 20% or more of the outstanding common stock; (iii) following such an acquisition of 20% or more of the outstanding common stock, a merger or consolidation involving the Company or a disposition by the Company and its subsidiaries of a major part of the assets of the Company and its subsidiaries; (iv) the acquisition by a person or group (other than a subsidiary of the Company or an employee benefit plan of the Company or any of its subsidiaries) of 30% or more of the outstanding common stock; (v) the date stockholders approve either the liquidation of the Company or the disposition of substantially all its assets; or (vi) the date stockholders approve any merger or consolidation other than one in which at least 50% of the voting securities of the Company immediately prior thereto remain viable.

A participant in the Extended Severance Plan is entitled to receive a severance payment under the Extended Severance Plan. This payment will be made in lieu of a normal severance payment, if, within two years of the Extended Severance Plan becoming operative, his or her employment is terminated for any reason by the Company, except for serious or willful misconduct, or if he or she voluntarily leaves the Company after the occurrence of certain defined events that adversely affect the participant. This severance payment will be the greater of (i) twice the highest amount provided under any Company layoff or severance plan;
(ii) one-twelfth of one month's Compensation (as defined) for each month of service; or (iii) six months' Compensation. However, this severance payment may not exceed thirty months of Compensation. For purposes of the Extended Severance Plan, Compensation includes base pay, shift and overtime premiums and cash bonuses (except for payments under long-term incentive plans). A participant who receives a severance payment under the Extended Severance Plan has the right to continue to receive certain Company welfare benefits, such as medical, dental and life insurance coverage.

EMPLOYMENT AGREEMENTS

The Company recently entered into a new three-year contract with Mr. DiCamillo, Chief Executive Officer, beginning January 1, 2000. In addition to the normal benefits provided to any executive and the stock-based awards and pension benefits previously described, Mr. DiCamillo's contract provides: (i) if Mr. DiCamillo's employment is terminated without "Cause" or has a "Constructive Termination" (as each such terms are defined), he will receive a severance package for a three-year period, equal to base pay, annual bonus based on actual Company performance, and other incremental benefits, and (ii) if there is a Change in Control and Mr. DiCamillo's employment terminates for any reason within eighteen months, a severance payment equal to three times the sum of his base salary and annual target bonus plus (a) payment of a pro-rata bonus for the year in which the termination of Mr. DiCamillo's employment occurs; (b) a gross-up in the event any payments are subject to the excise tax imposed by
Section 4999 of the Code; and (c) other incremental benefits. For purposes of this contract, Change in Control has the same meaning as set forth above with one additional trigger. This new provision provides that the Change in Control is triggered the day that the Incumbent Board ceases for any reason to constitute at least a majority of the Board. Incumbent Board members are those members on the Board as of the effective date of this Agreement or who received at least 75% approval of such other Incumbent Board members.

The Company has a contract with Ms. Boynton, Executive Vice President and Chief Financial Officer. In addition to the normal benefits provided to any executive at Ms. Boynton's level, her contract provides: (i) at sign-up, a bonus of $100,000; 15,000 stock options and 10,000 shares of restricted stock, both with four-year ratable vesting; (ii) a guaranteed 1998 bonus of $125,000;
(iii) pension enhancements which include an opening account balance of $350,000, three years of credited benefit accrual for each year of credited benefit accrual earned under the Plan for a period of up to seven years, and full vesting in these and the pension plan benefits upon the completion of three years of service; (iv) a severance benefit equal to two years base pay upon the execution of a full and complete release if she is terminated by the Company for any reason within the first twenty-four months of employment, other than serious or willful misconduct or if she voluntarily terminates her employment following a reassignment to a position of significantly lesser responsibility or relocation outside of the Boston metropolitan area without her consent; and
(v) the Change in Control protection described below.

The Company has a contract with Mr. Lemberg, Senior Vice President, Global Alliances. Provisions of this contract which are currently applicable include:
(i) an enhancement to the benefit provided by the Polaroid Pension Plan equal to one additional year of credited benefit accrual for every four years of credited benefit accrual earned under the Plan with full vesting in the Plan upon the completion of four years of credited vested service; and (ii) the Change in Control protection as described below.

On October 29, 1999, the Company entered into a contract with Mr. O'Neill, Executive Vice President, Corporate Business Development, which provides that upon his retirement, in addition to the normal retirement benefits provided to executives, Mr. O'Neill shall receive: (i) a payment equal to twenty-four months base pay paid in a stream of payments; (ii) an unreduced normal retirement age pension benefit; (iii) full vesting of all options granted in 1990, 1991, 1992 and after January 30, 1998 with a maximum of two years from termination date to exercise such options; (iv) a Phantom Stock Award of 101,000 units; (v) a pro-rata distribution of common stock from previously granted performance awards based upon actual performance; plus (vi) miscellaneous outplacement, financial planning and life insurance benefits.

In addition to the named executives referenced above, the Company has also entered into a Change in Control Severance Agreement (the "Agreement") with
Mr. Poggi (the "Executive"). Under the terms of the Agreement, the severance protections contained therein apply only if: (i) there is a Change in Control (as referenced in previous section); and (ii) an Executive is terminated without Cause or has a Constructive Termination (as each such term is defined) within two years following the Change in Control. The severance amount is equal to the greater of: (i) the amount that is provided for under the Extended Severance Plan; or (ii) two times the sum of their respective base salaries and annual target bonuses. The Agreements also provide for: (i) payment of a pro-rata bonus (based on the annual target bonus) for the year in which the termination of an Executive's employment occurs; (ii) a gross-up in the event any payments to the Executives are subject to the excise tax imposed by Section 4999 of the Code; and (iii) continuation of benefits (including additional pension benefit accruals) for the greater of twenty-four months or the protected period under the Extended Severance Plan.

PERFORMANCE GRAPH

The following graph compares the Company's cumulative total stockholder return (including dividends) over the last five fiscal years with the S&P 500 Index and a peer group index comprised of the Fortune 500 Scientific, Photographic, and Control Equipment Index (for 1999: Applied Materials Inc., Beckman
Coulter Inc., Eastman Kodak Co., KLA-Tencor Corp., Minnesota, Mining & Manufacturing Co., PE Corp. Biosystems, PerkinElmer Inc., Polaroid Corp., Tektronix Inc., Teradyne Inc. and Varian Medical Systems Inc.).

                            COMPARISON OF FIVE-YEAR
                      CUMULATIVE TOTAL STOCKHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        POLAROID CORP.  S&P 500-REGTM-  FORTUNE 500 INDUSTRY GROUP
Dec-94            $100            $100                        $100
Dec-95            $148            $138                        $139
Dec-96            $138            $169                        $169
Dec-97            $156            $226                        $172
Dec-98             $61            $290                        $185
Dec-99             $63            $351                        $329

OTHER MATTERS

The cost of this solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may solicit proxies personally or by telephone or by facsimile. The Company has engaged Georgeson & Co. Inc. to assist in proxy solicitation at a cost of $15,000 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of the Company's common stock. Nominations to the Board of Directors by Stockholders must be made in accordance with the information and timely notice requirements of the Company's by-laws, a copy of which may be obtained from the Secretary of the Company. Such nominations must be in writing. For consideration at an annual meeting, such nominations must be received by the Secretary of the Company not later than 90 days in advance of such meeting.

Stockholder proposals intended for presentation at the 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy not later than December 1, 2000. In addition, under the Company's by-laws, if a stockholder wishes to present a proposal at the 2001 Annual Meeting outside the proxy inclusion process, such proposal must be received by the Company on or before February 16, 2001. After that date, the proposal will be considered untimely and the person named in the enclosed proxy will have discretionary voting authority with respect to such matter.

The Board of Directors does not know of any other business to be presented to the 2000 Annual Meeting of Stockholders. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

By order of the Board of Directors,

/s/ Neal D. Goldman

Neal D. Goldman
Vice President, General Counsel and Secretary

April 12, 2000

                     AMERICAN ACADEMY OF ARTS AND SCIENCES
                DRIVEWAY ENTRANCE: 200 BEACON STREET, SOMERVILLE

Parking is not available on the Academy grounds; however, for the Annual Meeting the Academy has arranged to have the "Parking Permit Only" restrictions waived on Scott, Bryant and Irving Streets surrounding the House. In addition, the "Two Hour Limit" restriction on Beacon Street (200 block), Somerville will also be waived for the Annual Meeting. The map shown below details the surrounding area and provides directions to the Academy from four well-known locations: Harvard, Porter, Inman and Kendall Squares.

                                 [Map Graphic]

From HARVARD SQUARE: Take Massachusetts Avenue (north) from Harvard Square. After passing the Harvard Yard, bear right down through the underpass. Stay to the left, following signs for Kirkland Street. Turn left at the lights onto Quincy Street. Continue to the next set of lights and turn right onto Kirkland Street. Follow Kirkland four blocks. Turn left onto Irving Street. Bear right at the next intersection onto Scott Street. At the next corner is the pedestrian entrance to the Academy. Enter the Academy grounds by the gate; follow the pathway to the main entrance.

From PORTER SQUARE: Take Somerville Avenue (southeast) 1/4 mile to the blinking traffic light. Turn right over the bridge onto Beacon Street. Follow Beacon about 1/2 mile. Pass by the vehicle entrance to the Academy and continue to the second set of lights. Turn right on Kirkland Street. Take the first right onto Holden Street. Go two short blocks to the corner of Bryant and Scott Streets. Park and enter the Academy grounds by the gate; follow the pathway to the main entrance.

From KENDALL and INMAN SQUARES: From just north of Kendall Square, take Hampshire Street (northwest) about 1 mile to Inman Square. Continue straight through Inman Square onto Beacon Street. Go 1/2 mile to the lights at the first major intersection. Turn left onto Kirkland Street. Take the first right onto Holden Street. Go two short blocks to the corner of Bryant and Scott Streets. Park and enter the Academy grounds by the gate; follow the pathway to the main entrance.

                                     DETACH HERE

                                 POLAROID CORPORATION

                                EMPLOYEE BENEFIT PLAN

                                 VOTING INSTRUCTIONS

To Plan Participants:

As a participant and a "named fiduciary" in the Polaroid benefit plan under which Polaroid common stock is held in trust, the Polaroid Retirement Savings Plan, you may instruct the Plan Trustee or Trustees to vote the stock allocated to your accounts in such Plan ("benefit stock") at the Company's 2000 Annual Meeting of Stockholders as you direct. For additional information on voting procedures, please refer to the booklet which accompanies this Voting instructions card.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE OR VOTING ELECTRONICALLY VIA TELEPHONE OR THE INTERNET (SEE DETAILED INSTRUCTIONS ON REVERSE SIDE). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, YOU MAY DO SO BY VOTING ELECTRONICALLY VIA THE TELEPHONE OR THE INTERNET, OR BY SIGNING, DATING AND RETURNING THIS VOTING INSTRUCTIONS CARD, WITHOUT THE NECESSITY OF MARKING ANY BOXES. IF VOTING INSTRUCTIONS HAVE NOT BEEN RECEIVED, BENEFIT STOCK WILL BE VOTED IN THE SAME PROPORTION AS BENEFIT STOCK OF OTHER PARTICIPANTS IN THE PLAN FROM WHOM INSTRUCTIONS ARE RECEIVED. UNALLOCATED ESOP SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE VOTING OF BENEFIT STOCK ALLOCATED TO ESOP PARTICIPANTS ACCOUNTS.

Election of Directors, Nominees:

(01) Gary T. DiCamillo, (02) Stephen A. Bernazzani, (03) Dr. Ralph E. Gomory,
(04) Stephen P. Kaufman, (05) John W. Loose, (06) Albin F. Moschner,
(07) Alfred Poe, (08) Dr. Ralph Z. Sorenson, (09) Carole F. St. Mark,
(10) Bernee D.L. Strom, (11) Alfred M. Zelen


SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
   SIDE                                                          SIDE

POLAROID CORPORATION

784 MEMORIAL DRIVE
CAMBRIDGE, MA 02139

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET
It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/prd

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!

Go to http://www.eproxyvote.com/prd anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
INTERNET

                                   DETACH HERE

/X/ Please mark votes as in this example.

These instructions when properly executed will direct the voting of your benefit stock in the manner you indicate, subject to the responsibilities of the Plan Trustee or Trustees. If no direction is made, benefit stock will be voted FOR election of directors and FOR Item 2.

        The Board of Directors recommends a vote FOR Items 1 and 2.

1. Election of Directors. (see reverse)

   FOR ALL NOMINEES / /

   / / WITHHELD FROM ALL NOMINEES

   For, except vote withheld from the following nominee(s):

   --------------------------------------------------------

2. Board Proposal to ratify the appointment of independent public accountants.

                                     FOR        AGAINST        ABSTAIN
                                     / /          / /            / /

3. In the discretion of the proxies appointed by the Plan Trustee or Trustees upon other matters as may properly come before the meeting.


If the corporation offers the capability to access the annual report and proxy statement electronically for the 2001 Annual Meeting, please check the box at right if you would like to receive only a proxy card with instructions detailing how to access this material electronically next year.

                                                                   / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                      / /

The signer revokes any voting instructions prior to this time.

NOTE: Please sign name exactly as it appears on this card.


Signature:                                         Date:
          -----------------------------------           -------------------

Signature:                                         Date:
          -----------------------------------           -------------------

                                     DETACH HERE

                                        PROXY

                                 POLAROID CORPORATION


                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  OF THE COMPANY FOR ANNUAL MEETING, MAY 16, 2000

The undersigned hereby appoints Neal D. Goldman and Judith G.
Boynton, individually, with the power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of POLAROID CORPORATION to be held at the American Academy of Arts and Sciences, Cambridge, Massachusetts (entrance located at 200 Beacon Street, Somerville,
Massachusetts), on Tuesday, May 16, 2000 at 3:00 p.m. on all matters coming before the meeting or any adjournment of the meeting.

Stockholders are encouraged to specify their choices by marking the appropriate boxes on the reverse side, or voting electronically via telephone or the Internet (see detailed instructions on reverse side). To vote in accordance with the Board of Directors' recommendations it is not necessary to mark any boxes. Shares cannot be voted unless we receive your voting instructions, either electronically via the telephone or the Internet, or by signing and returning this card.

Election of Directors, Nominees:

(01) Gary T. DiCamillo, (02) Stephen A. Bernazzani, (03) Dr. Ralph E. Gomory,
(04) Stephen P. Kaufman, (05) John W. Loose, (06) Albin F. Moschner,
(07) Alfred Poe, (08) Dr. Ralph Z. Sorenson, (09) Carole F. St. Mark,
(10) Bernee D.L. Strom, (11) Alfred M. Zelen


SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
   SIDE                                                          SIDE

POLAROID CORPORATION

784 MEMORIAL DRIVE
CAMBRIDGE, MA 02139

VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

VOTE BY INTERNET
It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/prd

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!

Go to http://www.eproxyvote.com/prd anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
INTERNET

                                   DETACH HERE

/X/ Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR Item 2.

        The Board of Directors recommends a vote FOR Items 1 and 2.

1. Election of Directors. (see reverse)

   FOR ALL NOMINEES / /

   / / WITHHELD FROM ALL NOMINEES

   For, except vote withheld from the following nominee(s):

   --------------------------------------------------------

2. Board Proposal to ratify the appointment of independent public accountants.

                                     FOR        AGAINST        ABSTAIN
                                     / /          / /            / /

3. In their discretion, upon other matters as may properly come before the meeting.


If the corporation offers the capability to access the annual report and proxy statement electronically for the 2001 Annual Meeting, please check the box at right if you would like to receive only a proxy card with instructions detailing how to access this material electronically next year.

                                                                   / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                      / /

The signer revokes the appointment of any other agent or proxy prior to this time.

NOTE: Please sign name exactly as it appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                         Date:
          -----------------------------------           -------------------

Signature:                                         Date:
          -----------------------------------           -------------------